UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2018 (November 20, 2018)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 20, 2018, the term of office of Ms. Donna Seidenberg Marks as an external director of On Track Innovations Ltd., or the Company, expired pursuant to the provisions of section 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000.

In connection with such expiration and the previous adoption by the Company of the exemption provided in section 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000, that allows the Company to follow Nasdaq Stock Market Rules with respect to appointment of independent directors and composition of audit and compensation committees (and exempts the Company from the need to elect external directors and other requirements with respect to audit and compensation committees as more fully specified in the Company’s Annual Report on Form 10-K filed with the Securities and the Exchange Commission on March 28, 2017), the Board of Directors of the Company appointed Ms. Donna Seidenberg Marks as a director, effective November 21, 2018, to serve until the next general meeting of shareholders of the Company at which directors are being elected.

Ms. Seidenberg Marks will maintain her position as a chairman of the audit committee and as a member of the compensation committee.

As a director of the Company, Ms. Seidenberg Marks will be entitled to the same cash compensation payable to her in her capacity as an external director (like all other non-executive directors of the Company).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: November 27, 2018	By:	/s/ Shlomi Cohen
	Name:	Shlomi Cohen
	Title:	Chief Executive Officer

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